UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2018

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed by ZIOPHARM Oncology, Inc., or the Company, Caesar J. Belbel ceased serving as the Company’s Executive Vice President, Chief Legal Officer and Secretary, effective February 15, 2018. On February 15, 2018, in connection with his departure, the Company and Mr. Belbel entered into a separation agreement, or the Separation Agreement.

Pursuant to the terms of the Separation Agreement, among other things, (i) the Company has agreed to pay to Mr. Belbel a severance payment of $375,000, which is equal to 100% of his annual base salary at the time of his departure, (ii) the Company has agreed to pay to Mr. Belbel an additional severance payment equal to his 2018 target bonus amount, prorated based upon the number of days he worked in 2018, (iii) the Company will pay the employer portion of the premium cost of COBRA continuation coverage for Mr. Belbel and his dependents for twelve months following his separation, if he so elects, (iv) all unvested shares of restricted stock and all unvested stock options held by Mr. Belbel as of February 15, 2018 will be accelerated and deemed to have fully vested as of such date and (v) the post-separation exercise period of all vested stock options held by Mr. Belbel will be extended to twelve months following his separation date.

Except as expressly provided in the Separation Agreement, the terms of the Separation Agreement are intended to supersede the terms of the amended and restated employment agreement entered into by the Company and Mr. Belbel on June 1, 2015. The Separation Agreement includes customary confidentiality and non-disparagement provisions, and as a condition to receiving the foregoing payments and benefits, Mr. Belbel agreed to a general release of the Company and its affiliates.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement by and between ZIOPHARM Oncology, Inc. and Caesar J. Belbel dated as of February 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Kevin G. Lafond
Date: February 22, 2018		Name: Kevin G. Lafond
Title: Sr. Vice President Finance, Chief Accounting Officer and Treasurer